UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2021

ARMATA PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Washington	001-37544	91-1549568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4503 Glencoe Avenue Marina del Rey, California	90292
(Address of principal executive offices)	(Zip Code)

(310) 655-2928

(Registrant’s Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	ARMP	NYSE American

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Armata Pharmaceuticals, Inc. (the “Company”) is party to an amended and restated investor rights agreement (the “IRA”), with Innoviva, Inc., a Delaware corporation (“Innoviva Parent”), and Innoviva Strategic Opportunities LLC, a Delaware limited liability company and a wholly-owned subsidiary of Innoviva (“Innoviva Sub” and, together with Innoviva Parent, “Innoviva”), which provides that Innoviva currently has the right to designate two (2) directors to the board of directors of the Company (the “Board”). On February 12, 2020, Sarah Schlesinger, M.D. and Odysseas Kostas, M.D. were designated by Innoviva to serve as directors of the Company pursuant to the IRA. Innoviva recently advised the Board that it wished to designate Jules Haimovitz to replace Dr. Schlesinger as one of Innoviva’s designated directors on the Board.

On April 1, 2021, the Board appointed Mr. Haimovitz as one of Innoviva’s designated directors on the Board, to serve until the Company’s next annual meeting of the Company’s stockholders. The Board also voted that Dr. Schlesinger remain on the Board though she will not be a director designated by Innoviva. Dr. Kostas will continue to serve as a designated director of Innoviva.

Like other non-employee directors, Mr. Haimovitz will be entitled to receive an annual cash retainer of $40,000 for service on the Board. The Company also entered into an indemnity agreement with Mr. Haimovitz, a form of which was previously filed with the SEC as Exhibit 99.2 to the Company’s Current Report on Form 8-K, filed on January 19, 2016.

In addition, Mr. Haimovitz will be eligible to receive equity awards in amounts to be determined by the Board pursuant to the Company’s 2016 Stock Incentive Plan, as amended (the “Plan”), and on April 1, 2021 he was granted an option to purchase 30,000 shares of the Company’s common stock. A copy of the Plan was previously filed with the SEC as Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed on June 10, 2019. Mr. Haimovitz will receive an option award to purchase 30,000 shares of the common stock at an exercise price equal to the fair market value of one share of common stock on April 1, 2021, the date of grant. The awards will vest in two equal installments on each of April 1, 2022 and 2023. The awards will be governed by the form of Stock Option Grant Notice and Option Agreement previously filed with the SEC on the Company’s Quarterly Report on Form 10-Q filed on August 14, 2019.

Other than the IRA, there is no arrangement or understanding between Mr. Haimovitz, on the one hand, and any other person, on the other, pursuant to which either was selected as a director of the Company and there are no family relationships between Mr. Haimovitz, on the one hand, and any of the Company’s directors or executive officers, on the other. There are no transactions to which the Company is a party and in which Mr. Haimovitz has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2021	Armata Pharmaceuticals, Inc.

	By:	/s/ Steve R. Martin
	Name:	Steve R. Martin
	Title:	Chief Financial Officer